SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) June 28, 2002

                           The A Consulting Team, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

       New York                     0-22945                    13-3169913
--------------------------------------------------------------------------------
   (State or Other              (Commission File             (IRS Employer
     Jurisdiction                    Number)               Identification No.)
   of Incorporation)

        200 Park Avenue South, New York, New York                 10003
--------------------------------------------------------------------------------
        (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code (212) 979-8228

--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      On June 28, 2002, The A Consulting Team, Inc. ("TACT") entered into a Stock Purchase Agreement with International Object Technology, Inc., a New Jersey corporation ("IOT"), and the holders of all of the issued and outstanding capital stock of IOT (the "IOT Stockholders"). Pursuant to this Agreement, TACT has agreed to acquire all of the issued and outstanding capital stock of IOT from the IOT Stockholders in exchange for an aggregate of one million two hundred seventy thousand (1,270,000) shares of unregistered TACT common stock (the "Acquisition Shares") and deferred cash payments of six hundred fifty thousand ($650,000.00) in the aggregate (the "Deferred Payments"). The Acquisition Shares shall be issued on the date of the closing of the acquisition (the "Closing Date"). Subject to the terms and conditions of the Stock Purchase Agreement, the Deferred Payments shall be payable as follows: (i) an aggregate of $140,000.00 on or before the date that is forty five (45) days after the Closing Date, (ii) an aggregate of $210,000 on or before April 1, 2003, (iii) an aggregate of $100,000 on or before April 1, 2004, and (iv) an aggregate of $200,000 on or before January 2, 2005. The consideration paid by TACT for the acquisition of IOT was determined through arms-length negotiation by the management of TACT and a majority of the IOT Stockholders. The consummation of the transaction is subject to the satisfaction of customary closing conditions which TACT expects will be satisfied prior to July 31, 2002.

      IOT is a privately-owned, professional services firm that provides data management and business intelligence solutions, technology consulting and project management services. IOT will operate as a wholly owned subsidiary of TACT.

      In connection with the transactions contemplated by the Stock Purchase Agreement, TACT shall enter into a Registration Rights Agreement with the IOT Stockholders. This Agreement provides that TACT shall use reasonable commercial efforts to file a Registration Statement with the Securities and Exchange Commission for the public sale of the shares of TACT common stock issued pursuant to the Stock Purchase Agreement within six (6) months of the Closing Date.

      In connection with the transactions contemplated by the Stock Purchase Agreement, TACT shall enter into three year employment agreements with each of Dr. Piotr Zielczynski, Ilan Nachmany and Sanjeev Welling, each of which agreement shall provide for a base salary of $160,000 per year.

      In connection with the transactions contemplated by the Stock Purchase Agreement, TACT shall grant up to 150,000 options to purchase shares of its common stock to certain of the employees of IOT, including Messrs. Zielczynski, Nachmany and Welling. Such options shall have an exercise price equal to the last sales price on the date immediately preceding the Closing Date.

      Effective upon the consummation of the transaction, William Miller shall be appointed to TACT's Board of Directors.

      After giving effect to the common stock to be issued pursuant to the Stock Purchase Agreement, TACT shall have outstanding 8,386,871 shares of common stock.

 (c) Exhibits

Ex. No.     Description

2.1 Stock Purchase Agreement dated as of June 28, 2002 among The A Consulting Team, Inc., International Object Technology, Inc. and the Stockholders of International Object Technology, Inc.

99.1        Press release of The A Consulting Team dated July 2, 2002.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               The A Consulting Team, Inc.

Dated: July 10, 2002                           By: /s/ Richard D. Falcone
                                               Richard D. Falcone
                                               Chief Financial Officer

                                  Exhibit Index

Exhibit No.                       Description

2.1 Stock Purchase Agreement dated as of June 28, 2002 among The A Consulting Team, Inc., International Object Technology, Inc. and the Stockholders of International Object Technology, Inc.

99.1        Press release of The A Consulting Team dated July 2, 2002.